UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2006, Metrologic Instruments, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Meteor Holding Corporation (“MHC”) and Meteor Merger Corporation (“Merger Sub”). Under the terms of the Agreement, Merger Sub, a wholly owned subsidiary of MHC, will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease with the Company continuing as the surviving corporation (the “Surviving Corporation”). MHC is owned and controlled by affiliates of Francisco Partners, a private investment firm.

At the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”) will be cancelled and converted into the right to receive $18.50 in cash, without interest. As a result of the Merger, the Surviving Corporation will be a wholly owned subsidiary of MHC.

The Board of Directors of the Company approved the Merger Agreement following the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

The Company’s Chairman and Interim Chief Executive Officer, C. Harry Knowles and his wife, Janet H. Knowles, also a director and employee of the Company, together with certain of their affiliates and family trusts, entered into a contribution and voting agreement with MHC. Under the terms of the contribution and voting agreement, Mr. Knowles agreed to exchange a portion of his Common Stock for preferred and common stock in MHC immediately prior to the consummation of the Merger. Mr. and Mrs. Knowles and certain of their affiliates and family trusts, who hold directly and indirectly a total of approximately 41.5% of the Common Stock, also agreed to vote their shares in favor of the Merger and against any other acquisition proposal and further agreed to certain restrictions on the transfer of their shares. Under certain circumstances, the obligations with respect to 35% of the total outstanding Common Stock will survive the termination of the agreement for a period of up to 10 months.

Elliott Associates, L.P. Elliott International, L.P. and their affiliates (collectively, “Elliott”), who beneficially own approximately 7.5% of the outstanding Common Stock, also entered into a contribution and voting agreement with MHC pursuant to which Elliott agreed to exchange all of its Common Stock for preferred and common stock in MHC immediately prior to the consummation of the Merger. Elliott also agreed to vote in favor of the Merger and against any other acquisition proposal. In a separate agreement between Elliott Associates, L.P. and MHC, pursuant to which Elliott Associates L.P. or its assignee would receive a portion of the termination fee payable to MHC in connection with a termination of the Merger Agreement, Elliott Associates, L.P. also agreed that under certain circumstances it would forfeit this fee if Elliott fails to vote against any other acquisition proposal during a 3-month period after the termination of the Merger Agreement.

The Company has made customary representations, warranties and covenants in the Agreement, including (i) not to (A) solicit competing proposals or (B) subject to exceptions that permit the Company’s Board of Directors (or the Special Committee) to take actions required by their fiduciary duties, participate in any discussions or negotiations or provide any confidential information in connection with alternative business combination transactions and (ii) subject to certain exceptions to permit the Company’s Board of Directors (or the Special Committee) to take actions required by their fiduciary duties, for the Board and the Special Committee to recommend that the Company’s shareholders approve the Agreement.

MHC has obtained conditional equity and debt financing commitments for the transactions contemplated by the Agreement, the aggregate proceeds of which, together with the Company’s available cash and the

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amounts contributed by Mr. Knowles and Elliott, will be sufficient for it to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is subject to various conditions, including approval of the Merger by the Company’s shareholders as described above, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the closing of the debt financing arrangements contemplated by the debt financing commitments and other customary closing conditions. The parties expect to close the transaction by late 2006.

The Agreement contains termination rights, including if the Company’s Board of Directors (or the Special Committee), in connection with an unsolicited bona fide Superior Proposal (as defined in the Agreement), changes its recommendation to the shareholders as required by its fiduciary duties under applicable law and provides that, upon the termination of the Agreement, under specified circumstances, the Company will be required to pay a termination fee to MHC equal to $18,250,000. Additionally, under specified circumstances, MHC will be required to pay the Company a termination fee of $9,125,000.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 incorporated herein by reference.

The Special Committee engaged Needham & Company, Inc. to serve as financial advisor to the Special Committee. On September 11, 2006, Needham delivered an opinion to the Special Committee and to the Board of Directors that, as of the date of the opinion, the merger consideration was fair, from a financial point of view, to the shareholders of the Company.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed merger, Metrologic will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Metrologic at the SEC website http://www.sec.gov. The proxy statement and other documents also may be obtained for free from Metrologic by directing such request to Metrologic, Investor Relations Department at Investor.Relations@metrologic.com.

Metrologic and certain executive officers and other members of its management may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Metrologic’s participants in the solicitation, which may be different than those of Metrologic shareholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description of Document
2.1	Agreement and Plan of Merger between Metrologic Instruments, Inc., Meteor Holding Corporation and Meteor Merger Corporation dated September 12, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

September 13, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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